SECURITIES & EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________


FORM 8-K

CURRENT REPORT



Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  September 7, 2000


SED INTERNATIONAL HOLDINGS, INC.
(Exact name of Registrant as specified in charter)

	Georgia	0-16345	22-2715444

(State of other jurisdiction	(Commission	(I.R.S. Employer
  of incorporation)	File Number)	Identification No.)


4916 North Royal Atlanta Drive
Tucker, Georgia 30085

(Address of principal executive offices including Zip Code)

________________________________

Registrant's telephone number, including area code: (770-491-8962)

________________________________

NOT APPLICABLE

(Former name, former address and former fiscal year if changed since last report)


Item 4.   Changes in Registrant's Certifying Accountants.

Deloitte & Touche LLP ("D&T") was previously the independent accountant for SED International Holdings, Inc. (the "Registrant"). On September 7, 2000, D&T notified the Registrant that they decline to stand for reappointment as the Registrant's independent accountant after completion of their audit, which is currently in progress, of the Registrant's consolidated financial statements for the year ended June 30, 2000.

During the Registrant's fiscal years ended June 30, 1998 and 1999 (the
"Prior Fiscal Years") and the subsequent interim period through September
7, 2000, there were no disagreements with D&T on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with their report.

D&T's reports on the Registrant's consolidated financial statements for the Prior Fiscal Years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Prior Fiscal Years and the subsequent interim period through September 7, 2000, there were no reportable events as defined by Item 304(a)(i)(v) of Regulation S-K.

The Registrant has requested D&T to furnish the Registrant with a letter, addressed to the Securities and Exchange Commission, stating whether D&T agrees or disagrees with the statements made by the Registrant under this item. D&T's letter is included as an exhibit to this Form 8-K in accordance with paragraph (a)(3) of Item 304 of Regulation S-K.


Item 7.  Financial Statements, Pro Forma Statement and Exhibits

	(a)	Not applicable

	(b)	Not applicable

	(c)	Exhibits

		Exhibit No.	Description

		16.1		Letter of Change in Accountants


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.


By: /s/ LARRY G. AYERS	Date: September 14, 2000
Larry G. Ayers, Vice President-Finance, Chief
Financial Officer, Secretary and Director